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                       CUSTODIAN CONTRACT
                             Between
                  ALLIANCE MORTGAGE SECURITIES
                        INCOME FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS

                                                             Page

1.  Employment of Custodian and Property to be
    Held By It                                                  1

2.  Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian                           2
    2.1  Holding Securities                                     2
    2.2  Delivery of Securities                                 2
    2.3  Registration of Securities                             6
    2.4  Bank Accounts                                          6
    2.5  Payments for Shares                                    7
    2.6  Investment and Availability of Federal Funds           8
    2.7  Collection of Income                                   8
    2.8  Payment of Fund Moneys                                 9
    2.9  Liability for Payment in Advance of Receipt
         of Securities Purchased                               11
    2.10 Payments for Repurchases or Redemptions
         of Shares of the Fund                                 12
    2.11 Appointment of Agents                                 13
    2.12 Deposit of Fund Assets in Securities System           13
    2.13 Ownership Certificates for Tax Purposes               16
    2.14 Proxies                                               16
    2.15 Communications Relating to Fund Portfolio
         Securities                                            16
    2.16 Proper Instructions                                   17
    2.17 Actions Permitted Without Express Authority           18
    2.18 Evidence of Authority                                 19

    3.   Duties of Custodian With Respect to the Books
         of Account and Calculation of Net Asset Value
         and Net Income                                        19

    4.   Records                                               20

    5.   Opinion of Fund's Independent Accountant              21

    6.   Reports to Fund by Independent Public Accountants     21

    7.   Compensation of Custodian                             22

    8.   Responsibility of Custodian                           22

    9.   Effective Period, Termination and Amendment           23

    10.  Successor Custodian                                   25

    11.  Interpretive and Additional Provisions                26




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    12.  Massachusetts Law to Apply                            27

    13.  Prior Contracts                                       27



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                       CUSTODIAN CONTRACT

         This contract between Alliance Mortgage Securities

Income Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 140

Broadway, New York, New York 10005, hereinafter.called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

trust company, having its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.  Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets pursuant to the provisions of the Articles of

Incorporation.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.01 par value, ("Shares") of the Fund as may be issued or sold from time to time.  The

Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.




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         Upon receipt of "Proper Instructions" (within the

meaning of Section 2.16), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and

provided that the Custodian shall have no more or less

responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-

custodian has to the Custodian.

2.  Duties of the Custodian with Respect to Property of the Fund

Held By the Custodian

2.1  Holding Securities.  The Custodian shall hold and physically segregate for the account of the Fund all non-cash property,

     including all securities owned by the Fund, other than

     securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities

     System".

2.2  Delivery of Securities.  The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing

     instructions when deemed appropriate by the parties, and

     only in the following cases:






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         1)   Upon sale of such securities for the account of the

              Fund and receipt of payment therefor;

         2)   Upon the receipt of payment in connection with any

              repurchase agreement related to such securities

              entered into by the Fund;

         3)   In the case of a sale effected through a Securities

              System, in accordance with the provisions of

              Section 2.12 hereof;

         4)   To the depository agent in connection with tender

              or other similar offers for portfolio securities of

              the Fund;

         5)   To the issuer thereof or its agent when such

              securities are called, redeemed, retired or

              otherwise become payable; provided that, in any

              such case, the cash or other consideration is to be

              delivered to the Custodian;

         6)   To the issuer thereof, or its agent, for transfer

              into the name of the Fund or into the name of any

              nominee or nominees of the Custodian or into the

              name or nominee name of any agent appointed

              pursuant to Section 2.11 or into the name or

              nominee name of any sub-custodian appointed

              pursuant to Article 1; or for exchange for a

              different number of bonds, certificates or other

              evidence representing the same aggregate face




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              amount or number of units; provided that, in any

              such case, the new securities are to be delivered

              to the Custodian;

         7)   To the broker selling the same for examination in

              accordance with the "street delivery" custom;

         8)   For exchange or conversion pursuant to any plan of

              merger, consolidation, recapitalization,

              reorganization or readjustment of the securities of

              the issuer of such securities, or pursuant to

              provisions. for conversion contained in such

              securities, or pursuant to any deposit agreement;

              provided that, in any such case, the new securities

              and cash, if any, are to be delivered to the

              Custodian;

         9)   In the case of warrants, rights or similar

              securities, the surrender thereof in the exercise

              of such warrants, rights or similar securities or

              the surrender of interim receipts or temporary

              securities for definitive securities; provided

              that, in any such case, the new securities and

              cash, if any, are to be delivered to the Custodian;

         10)  For delivery in connection with any loans of

              securities made by the Fund, but only against

              receipt of adequate collateral as agreed upon from

              time to time by the Custodian and the Fund, which




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              may be in the form of cash or obligations issued by

              the United States government, its agencies or

              instrumentalities, except that in connection with

              any loans for which collateral is to be credited to

              the Custodian's account in the book-entry system

              authorized by the U.S. Department of the Treasury,

              the Custodian will not be held liable or

              responsible for the delivery of securities owned by

              the Fund prior to the receipt of such collateral;

         11)  For delivery as security in connection with any

              borrowings by the Fund requiring a pledge of assets

              by the Fund, but only against receipt of amounts

              borrowed;

         12)  Upon receipt of instructions from the transfer

              agent ("Transfer Agent") for the Fund, for delivery

              to such Transfer Agent or to the holders of shares

              in connection with distributions in kind, as may be

              described from time to time in the Fund's currently

              effective prospectus, in satisfaction of requests

              by holders of Shares for repurchase or redemption;

              and

         13)  For any other proper corporate purpose, but only

              upon receipt of, in addition to Proper

              Instructions, a certified copy of a resolution of

              the Board of Directors or of the Executive




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              Committee signed by an officer of the Fund and

              certified by the Secretary or an Assistant

              Secretary, specifying the securities to be

              delivered, setting forth the purpose for which such

              delivery is to be made, declaring such purposes to

              be proper corporate purposes, and naming the person

              or persons to whom delivery of such securities

              shall be made.

2.3  Registration of Securities.  Securities held by the

     Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the

     Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has

     authorized in writing the appointment of a nominee to be

     used in common with other registered investment companies

     having the same investment adviser as the Fund, or in the

     name or nominee name of any agent appointed pursuant to

     Section 2.11 or in the name or nominee name of any sub-

     custodian appointed pursuant to Article 1.  All securities accepted by the Custodian on behalf of the Fund under the

     terms of this Contract shall be in "street name" or other

     good delivery form.

2.4  Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund,

     subject only to draft or order by the Custodian acting




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     pursuant to the terms of this Contract, and shall hold in

     such account or accounts, subject to the provisions hereof,

     all cash received by it from or for the account of the Fund,

     other than cash maintained by the Fund in a bank account

     established and used in accordance with Rule 17f-3 under the

     Investment Company Act of 1940.  Funds held by the Custodian for the Fund may be deposited by it to its credit as

     Custodian in the Banking Department of the Custodian or in

     such other banks or trust companies as it may in its

     discretion deem necessary or desirable; provided, however,

     that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be

     approved by vote of a majority of the Board of Directors of the Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the

     Custodian only in that capacity.

2.5  Payments for Shares.  The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such

     payments as are received for Shares of the Fund issued or

     sold from time to time by the Fund.  The Custodian will

     provide timely notification to the Fund and the Transfer






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     Agent of any receipt by it of payments for Shares of the

     Fund.

2.6  Investment and Availability of Federal Funds.  Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

         1)   invest in such instruments as may be set forth in

              such instructions on the same day as received all

              federal funds received after a time agreed upon

              between the Custodian and the Fund; and

         2)   make federal funds available to the Fund as of

              specified times agreed upon from time to time by

              the Fund and the Custodian in the amount of checks

              received in payment for Shares of the Fund which

              are deposited into the Fund's account.

2.7  Collection of Income.  The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the

     securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities

     are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account.

     Without limiting the generality of the foregoing, the

     Custodian shall detach and present for payment all coupons




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     and other income items requiring presentation as and when

     they become due and shall collect interest when due on

     securities held hereunder.  Income due the Fund on

     securities loaned pursuant to the provisions of Section 2.2

     (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith,

     other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the

     Fund is properly entitled.

2.8  Payment of Fund Moneys.  Upon receipt of Proper

     Instructions, which may be continuing instructions when

     deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

         1)   Upon the purchase of securities for the account of

              the Fund but only (a) against the delivery of such

              securities to the Custodian (or any bank, banking

              firm or trust company doing business in the United

              States or abroad which is qualified under the

              Investment Company Act of 1940, as amended, to act

              as a custodian and has been designated by the

              Custodian as its agent for this purpose) registered

              in the name of the Fund or in the name of a nominee

              of the Custodian referred to in Section 2.3 hereof

              or in proper form for transfer; (b) in the case of




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              a purchase effected through a Securities System, in

              accordance with the conditions set forth in Section

              2.12 hereof or (c) in the case of repurchase

              agreements entered into between the Fund and the

              Custodian, or another bank, (i) against delivery of

              the securities either in certificate form or

              through an entry crediting the Custodian's account

              at the Federal Reserve Bank with such securities or

              (ii) against delivery of the receipt evidencing

              purchase by the Fund of securities owned by the

              Custodian along with written evidence of the

              agreement by the Custodian to repurchase such

              securities from the Fund;

         2)   In connection with conversion, exchange or

              surrender of securities owned by the Fund as set

              forth in Section 2.2 hereof;

         3)   For the redemption or repurchase of Shares issued

              by the Fund as set forth in Section 2.10 hereof;

         4)   For the payment of any expense or liability

              incurred by the Fund, including but not limited to

              the following payments for the account of the Fund:

              interest, taxes, management, accounting, transfer

              agent and legal fees, and operating expenses of the

              Fund whether or not such expenses are to be in






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              whole or part capitalized or treated as deferred

              expenses;

         5)   For the payment of any dividends declared pursuant

              to the governing documents of the Fund;

         6)   For any other proper purpose, but only upon receipt

              of, in addition to Proper Instructions, a certified

              copy of a resolution of the Board of Directors or

              of the Executive Committee of the Fund signed by an

              officer of the Fund and certified by its Secretary

              or an Assistant Secretary, specifying the amount of

              such payment, setting forth the purpose for which

              such payment is to be made, declaring such purpose

              to be a proper purpose, and naming the person or

              persons to whom such payment is to be made.

2.9  Liability for Payment in Advance of Receipt of Securities

     Purchased.  In any and every case where payment for purchase of securities for the account of the Fund is made by the

     Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the

     Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by

     the Fund with a bank which is a member of the Federal

     Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase

     agreement have been transferred by book-entry into a

     segregated non-proprietary account of the Custodian

     maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.10 Payments for Repurchases or Redemptions of Shares of the

     Fund.  From such funds as may be available for the purpose but subject to the limitations of the Articles of

     Incorporation and any applicable votes of the Board of

     Directors of the Fund pursuant thereto, the Custodian shall,

     upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have

     delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the

     redemption or repurchase of Shares of the Fund, the

     Custodian is authorized upon receipt of instructions from

     the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In

     connection with the redemption or repurchase of Shares of

     the Fund, the Custodian shall honor checks drawn on the

     Custodian by a holder of Shares, which checks have been

     furnished by the Fund to the holder of Shares, when

     presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11 Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove)

     any other bank or trust company which is itself qualified

     under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the

     provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its

     responsibilities or liabilities hereunder.

2.12 Deposit of Fund Assets in Securities Systems.  The Custodian

     may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and

     Exchange Commission under Section 17A of the Securities

     Exchange Act of 1934, which acts as a securities depository,

     or in the book-entry system authorized by the U.S.

     Department of the Treasury and certain federal agencies,

     collectively referred to herein as "Securities System" in

     accordance with applicable Federal Reserve Board and

     Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1)   The Custodian may keep securities of the Fund in a

              Securities System provided that such securities are

              represented in an account ("Account") of the




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

              Custodian in the Securities System which shall not

              include any assets of the Custodian other than

              assets held as a fiduciary, custodian or otherwise

              for customers;

         2)   The records of the Custodian with respect to

              securities of the Fund which are maintained in a

              Securities System shall identify by book-entry

              those securities belonging to the Fund;

         3)   The Custodian shall pay for securities purchased

              for the account of the Fund upon (i) receipt of

              advice from the Securities System that such

              securities have been transferred to the Account,

              and (ii) the making of an entry on the records of

              the Custodian to reflect such payment and transfer

              for the account of the Fund.  The Custodian shall

              transfer securities sold for the account of the

              Fund upon (i) receipt of advice from the Securities

              System that payment for such securities has been

              transferred to the Account, and (ii) the making of

              an entry on the records of the Custodian to reflect

              such transfer and payment for the account of the

              Fund.  Copies of all advices from the Securities

              System of transfers of securities for the account

              of the Fund shall identify the Fund, be maintained

              for the Fund by the Custodian and be provided to




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

              the Fund at its request.  Upon request, the

              Custodian shall furnish the Fund confirmation of

              each transfer to or from the account of the Fund in

              the form of a written advice or notice and shall

              furnish to the Fund copies of daily transaction

              sheets reflecting each day's transactions in the

              Securities System for the account of the Fund.

         4)   The Custodian shall provide the Fund with any

              report obtained by the Custodian on the Securities

              System's accounting system, internal accounting

              control and procedures for safeguarding securities

              deposited in the Securities System;

         5)   The Custodian shall have received the initial or

              annual certificate, as the case may be, required by

              Article 9 hereof;

         6)   Anything to the contrary in this Contract

              notwithstanding, the Custodian shall be liable to

              the Fund for any loss or damage to the Fund

              resulting from use of the Securities System by

              reason of any negligence, misfeasance or misconduct

              of the Custodian or any of its agents or of any of

              its or their employees or from failure of~the

              Custodian or any such agent to enforce effectively

              such rights as it may have against the Securities

              System; at the election of the Fund, it shall be




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

              entitled to be subrogated to the rights of the

              Custodian with respect to any claim against the

              Securities System or any other person which the

              Custodian may have as a consequence of any such

              loss or damage if and to the extent that the Fund

              has not been made whole for any such loss or

              damage.

2.13 Ownership Certificates for Tax Purposes.  The Custodian

     shall execute ownership and other certificates and

     affidavits for all federal and state tax purposes in

     connection with receipt of income or other payments with

     respect to securities of the Fund held by it and in

     connection with transfers of securities.

2.14 Proxies.  The Custodian shall, with respect to the

     securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall

     promptly deliver to the Fund such proxies, all proxy

     soliciting materials and all notices relating to such

     securities.

2.15 Communications Relating to Fund Portfolio Securities.  The

     Custodian shall transmit promptly to the Fund all written

     information (including, without limitation, pendency of




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

     calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from

     issuers of the securities being held for the Fund. With

     respect to tender or exchange offers, the Custodian shall

     transmit promptly to the Fund all written information

     received by the Custodian from issuers of the securities

     whose tender or exchange is sought and from the party (or

     his agents) making the tender or exchange offer.  If the

     Fund desires to take action with respect to any tender

     offer, exchange offer or any other similar transaction, the

     Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such

     action.

2.16 Proper Instructions.  Proper Instructions as used throughout this Article 2 means a writing signed or initialled by one or more person or persons as the Board of Directors shall

     have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction

     involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction

     involved.  The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the

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     Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a

     detailed description of procedures approved by the Board of

     Directors, Proper Instructions may include communications

     effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the

     Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

2.17 Actions Permitted without Express Authority.  The Custodian may in its discretion, without express authority from the

     Fund:

         1)   make payments to itself or others for minor

              expenses of handling securities or other similar

              items relating to its duties under this Contract,

              provided that all such payments shall be accounted

              for to the Fund;

         2)   surrender securities in temporary form for

              securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

              checks, drafts and other negotiable instruments;

              and

         4)   in general, attend to all non-discretionary details

              in connection with the sale, exchange,

              substitution, purchase, transfer and other dealings

              with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

2.18 Evidence of Authority.  The Custodian shall be protected in acting upon any instructions, notice, request, consent,

     certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on

     behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the

     Fund as conclusive evidence (a) of the authority of any

     person to act in accordance with such vote or (b) of any

     determination or of any action by the Board of Directors

     pursuant to the Articles of Incorporation as described in

     such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.   Duties of Custodian with Respect to the Books of Account and

     Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.

The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.  Records.

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.  Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1, and Form N-1R or other annual reports to the Securities and Exchange Commission and with

respect to any other requirements of such Commission.

6.  Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System,

relating to the services provided by the Custodian under this

Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such

inadequacies, shall so state.










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

7.  Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

8.  Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

9.  Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation,

and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust

company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the

Custodian by the Comptroller of the Currency or upon the

happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10. Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System.  Thereafter,

such bank or trust company shall be the successor of the

Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the

Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11. Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund.  No interpretive or

additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12. Massachusetts Law to Apply

         This Contact shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

13. Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 3rd day of January, 1984.


ATTEST                       ALLIANCE MORTGAGE SECURITIES
                               INCOME FUND, INC.

                             By /s/ Aidan E. Hattah
                                __________________________


ATTEST                       STATE STREET BANK AND TRUST COMPANY


/s/ K. Bergen                By /s/ B. Weidlich
__________________________      ___________________________
 Assistant Secretary                 Vice President







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00250125.AN1